UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2021
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TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed below in Item 5.07, Travere Therapeutics, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), to, among other items, increase the number of shares of common stock authorized for issuance thereunder by 3,200,000 shares. A summary of the material terms of the 2018 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 16, 2021. That summary is qualified in its entirety by reference to the text of the 2018 Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Fiscal Year.
As discussed below in Item 5.07, the Company’s stockholders approved a Certificate of Amendment (“Certificate of Amendment”) to the Company’s Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder by 100,000,000 shares. Effective May 18, 2021, the Certificate of Amendment was filed with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 14, 2021, the Company held the Annual Meeting. As of March 23, 2021, the record date for the Annual Meeting, 60,435,730 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 54,357,789 shares of common stock were present in person or represented by proxy for the five proposals summarized below.
Proposal 1: Election of Directors
The Company’s stockholders elected the ten persons listed below to serve until the Company’s 2022 Annual Meeting of Stockholders. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Stephen Aselage	50,094,998	2,249,225	2,013,566
Roy D. Baynes, M.D., Ph.D.	51,245,571	1,098,652	2,013,566
Suzanna Bruhn, Ph.D.	52,215,642	128,581	2,013,566
Timothy Coughlin	51,571,086	773,137	2,013,566
Eric Dube, Ph.D.	52,281,622	62,601	2,013,566
Gary Lyons	37,604,728	14,739,495	2,013,566
Jeffrey Meckler	51,294,587	1,049,636	2,013,566
John A. Orwin	38,923,225	13,420,998	2,013,566
Sandra Poole	52,044,750	299,473	2,013,566
Ron Squarer	52,214,745	129,478	2,013,566
Proposal 2: Approval of an Amendment to the Company’s Certificate of Incorporation, as amended
The Company’s stockholders approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000. The final voting results are as follows:

Votes For	52,270,724
Votes Against	2,084,629
Abstentions	2,434
Broker Non-Votes	—
Proposal 3: Approval of the Company’s 2018 Equity Incentive Plan, as amended
The Company’s stockholders approved the 2018 Plan, as amended, to increase the number of shares of common stock authorized for issuance thereunder by 3,200,000. The final voting results are as follows:

Votes For	47,159,206
Votes Against	5,142,241
Abstentions	42,776
Broker Non-Votes	2,013,566
Proposal 4: Approval, on an advisory basis, of the compensation of the Company’s named executive officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

Votes For	51,280,405
Votes Against	973,713
Abstentions	90,105
Broker Non-Votes	2,013,566
Proposal 5: Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results are as follows:

Votes For	54,288,455
Votes Against	28,440
Abstentions	40,894
Broker Non-Votes	—

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

3.1	Certificate of Amendment to the Registrant’s Certificate of Incorporation, effective May 18, 2021
99.1	Travere Therapeutics, Inc. 2018 Equity Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: May 18, 2021	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary